THOMPSON  ATLANTA  BRUSSELS   CINCINNATI   CLEVELAND   COLUMBUS    DAYTON  NEW YORK  WASHINGTON, D.C.
-----------------------------------------------------------------------------------------------------
HINE


                                               September 27, 2006



The GKM Funds
11150 Santa Monica Boulevard
Suite 850
Los Angeles, California  90025

          Re:   The GKM Funds, File Nos. 333-71402 and 811-10529
                ------------------------------------------------
Gentlemen:

     A legal opinion that we prepared was filed with Pre-Effective Amendment No. 1 to the Registration Statement for The GKM Funds (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 5 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                               Very truly yours,

                                               /s/ Thompson Hine LLP

                                               Thompson Hine LLP